Exhibit 99.1

World Fuel Services Corporation Announces Executive Leadership Transition

MIAMI--(BUSINESS WIRE)--August 29, 2011--World Fuel Services Corporation (NYSE: INT), today announced that during its regularly scheduled board meeting held August 26th its Board of Directors approved the transition of Michael J. Kasbar to the position of president and chief executive officer effective January 1, 2012. Following the transition, Paul H. Stebbins will remain as executive chairman.

“One of the most important responsibilities of a chief executive officer is ensuring effective succession in the enterprise,” stated Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. Mike has been the thought-leader driving our strategic expansion and he is uniquely qualified to lead World Fuel through our next phase of growth. We have been partners for 27 years, and I will continue to support Mike’s efforts by maintaining an active role in customer and supplier relationships, assisting in business development and representing the company at industry events around the world.”

The company will continue to benefit from Mr. Stebbins’ leadership and experience through his service as both chairman of the board of directors of the company and as a member of the executive management team.

“The past 10 years have been a time of extraordinary growth and transformation at World Fuel,” said Michael J Kasbar, president and chief operating officer. “The company has achieved an important level of organizational maturity and is now poised for a new level of strategic engagement in today’s fast changing global market.”

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries and territories, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 48 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company's global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO's), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer, 305-428-8000